Exhibit 99.2

NEWS RELEASE

	Contacts:	Susser Holdings Corporation
Mary Sullivan, Chief Financial Officer
(361) 693-3743, msullivan@susser.com

FOR IMMEDIATE RELEASE
DRG&E
Ken Dennard, Managing Partner
(713) 529-6600, ksdennard@drg-e.com
Anne Pearson, Senior Vice President
(210) 408-6321, apearson@drg-e.com

Susser Holdings to Present at Merrill Lynch Retailing Leaders Conference

CORPUS CHRISTI, Texas, January 15, 2008 – Susser Holdings Corporation (NASDAQ: SUSS) announced that Sam L. Susser, President and Chief Executive Officer, will be presenting today at the Merrill Lynch Retailing Leaders One-on-One Conference in New York.

A copy of the presentation slides is available in the Investor Relations section of the Company’s website at www.susser.com.

About Susser Holdings Corporation

Corpus Christi, Texas-based Susser Holdings Corporation is a third generation family led business that operates 506 convenience stores in Texas, New Mexico and Oklahoma under the Stripes, Town & Country and Village Market banners. Restaurant service is available in more than 280 of its stores, primarily under the proprietary Laredo Taco Company and Country Cookin’ brands. The Company also supplies branded motor fuel to 388 independent dealers through its wholesale fuel division.

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